UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Teva Amendment

On June 17, 2015, Alexza Pharmaceuticals, Inc. (the “Company”) and Teva Pharmaceuticals USA, Inc. (“Teva”) entered into (a) Amendment No. 1 (the “Teva Amendment”) to License and Supply Agreement dated May 7, 2013 (the “Teva Agreement”); and (b) an Amended and Restated Convertible Promissory Note (the “Amended Note”) that amends and restates the Convertible Promissory Note dated May 7, 2013. The Teva Amendment provides for the suspension of certain of Teva’s commercialization diligence obligations set forth in the Teva Agreement during a period in which the Company’s manufacturing obligations for the ADASUVE product in the United States are also suspended.

The Teva Amendment provides for, among other matters: (i) suspension of the Company’s obligation to manufacture ADASUVE product for Teva prior to July 1, 2017 (the “Suspension Period”), with reinstatement if Teva submits a purchase order after July 1, 2017 and before December 31, 2017; (ii) a right for Teva to manufacture ADASUVE product itself; (iii) provides for the other party to reasonably consent to an assignment of the Teva Agreement to a third party; (iii) suspends certain commercialization obligations of Teva during the Suspension Period; (iv) provides the Company the right to increase the loan amount under the Amended Note for reimbursement of the Company’s manufacturing facility rent through the Suspension Period, up to a maximum of $1,675,000; (v) provides for consent by Teva, under certain conditions, to the sale of all of the Company’s ADASUVE manufacturing facility assets and any assignment of manufacturing rights and obligations by the Company to a third party; and (vi) if the Company has assigned, sublicensed, subcontracted, delegated or otherwise transferred its manufacturing rights to a third party, further provides for a right of first offer to Teva with respect to the sale of the Company’s ADASUVE manufacturing facility assets.

The Amended Note provides for (i) increase in the principal amounts available to the Company under the Amended Note for reimbursed manufacturing facility rent through the Suspension Period, up to a maximum of $1,675,000; (ii) extension of the maturity date of principal amounts outstanding under the Amended Note from May 7, 2018 plus the number of days in Suspension Period; (iii) suspends interest on outstanding principal amounts during the Suspension Period; and (iv) allows for prepayment by the Company of all outstanding facility rental reimbursement amounts borrowed by the Company.

Ferrer Amendment

On June 17, 2015, the Company and Grupo Ferrer Internacional, S.A. (“Ferrer”) entered into a Fourth Amendment to Collaboration, License and Supply Agreement (the “Ferrer Amendment”), which amends that certain Collaboration, License and Supply Agreement (the “Ferrer Agreement”) dated October 5, 2011, as amended, to provide for an adjustment to the Company’s manufacturing obligations; a grant of an option for Ferrer to manufacture Staccato Products (defined as those that deliver an active pharmaceutical ingredient by a hand-held, fixed-dosage device relying on the Company’s proprietary technology) for the Company in the Ferrer territory; an expansion of Ferrer’s territory to include additional Middle Eastern, Asian and Latin American countries; amends certain milestones related to first commercial sale in certain markets; and transfers certain specified clinical trials and the Company’s Marketing Authorization Application in the European Union and related regulatory responsibilities and expenses for Staccato loxapine (ADASUVE) to Ferrer.

Specifically, from the period July 1, 2015 through the first purchase order of Staccato loxapine (ADASUVE) from Ferrer on or after December 31, 2016, the Company is relieved of its obligation to manufacture such product for Ferrer and the Company is relieved of its obligation to maintain its current manufacturing facility in compliance with cGMP or other applicable laws during this period. The Company retains the right to assign its manufacturing obligations to a third party, subject to the prior written consent of Ferrer, not to be unreasonably withheld.

In addition, through December 31, 2015 Ferrer has an option to make the decision to manufacture Staccato loxapine (ADASUVE) in its territory as well as for use by Alexza in territories other than the U.S., Canada, China, Hong Kong, Taiwan and Macao. During the term of the Ferrer Agreement, Ferrer has the right to develop and commercialize certain Staccato Products in addition to Staccato loxapine (ADASUVE) on a project-specific basis in the Ferrer territory, in consideration of a royalty in low double digits on net sales to the Company if the Company and Ferrer agree upon such project.

Pursuant to the Ferrer Amendment, Ferrer additionally agreed to become the sponsor and be responsible for the costs associated with the Staccato loxapine (ADASUVE) post-authorization safety study, drug utilization study and the Phase 3 clinical trial for adolescents. The potential milestones payable to the Company upon first commercial sale in each of Russia, Turkey or Brazil shall no longer be payable pursuant to the Ferrer Agreement. Effective upon the Ferrer Amendment, the Ferrer territory includes the following countries: European Union, Croatia, Serbia, Bosnia and Herzegovina, Montenegro, Macedonia, Albania, Andorra, Liechtenstein, San Marino, Vaticano, Switzerland, Norway, Iceland, Argentina, Armenia, Azerbaijan, Belarus, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, El Salvador, Georgia, Guatemala, Honduras, Kazakhstan, Kyrgyzstan, Mexico, Moldova, Nicaragua, Panama, Paraguay, Peru, Russia, Tajikistan, Turkey, Turkmenistan, Venezuela, Ukraine, Uruguay, Uzbekistan, Algeria, Bahrain, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Yemen, United Arab Emirates, Libya, Morocco, Oman, Palestine, Qatar, Saudi Arabia, Syria, Tunisia, Republic of Korea, Philippines and Thailand.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Teva Amendment and the Ferrer Amendment. The omitted material will be included in the request for confidential treatment.

On June 18, 2015, the Company issued a press release describing the Teva Amendment, the Amended Note and the Ferrer Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release entitled “Alexza Amends ADASUVE® Commercial Partnership Agreements” dated June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: June 18, 2015
	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release entitled “Alexza Amends ADASUVE® Commercial Partnership Agreements” dated June 18, 2015.